Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Great Basin Scientific, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated February 18, 2015 (except for the last paragraph of Note 2, as to which date is December 11, 2015), with respect to the audited financial statements of Great Basin Scientific, Inc. as of December 31, 2014 and 2013 and for the years then ended, which contains an explanatory paragraph describing the conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 3 to the financial statements. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Salt Lake City, Utah

February 19, 2016

Gateway 5 • 178 South Rio Grande Street, Suite 200 • Salt Lake City, Utah 84101 • Tel. (801) 269-1818 • Fax (801) 255-3481 • www.mmacpa.com